EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Sprint Nextel Corporation:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-138548) and Form S-8 (No. 33-31802, No. 333-25449, No. 333-42077, No. 333-46491, No. 333-68737, No. 333-56938, No. 333-59124, No. 333-76783, No. 333-92809, No. 333-54108, No. 333-75664, No. 333-103689, No. 333-103691, No. 333-105244, No. 333-111956, No. 333-115621, No. 333-115607, No. 333-115609, No. 333-124189, No. 333-127426, No. 333-130277, and No. 333-131301) of Sprint Nextel Corporation of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Sprint Nextel Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Sprint Nextel Corporation.
Our report dated March 1, 2007 on the consolidated financial statements refers to a change in the method of quantifying errors in 2006 and the adoption of FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, in the fourth quarter of 2005. Our report dated March 1, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that our audit excluded an evaluation of the internal control over financial reporting of Nextel Partners, Inc., which was acquired by Sprint Nextel Corporation during 2006.
/s/ KPMG LLP
McLean, Virginia
March 1, 2007